Exhibit 99.1

Joint Filer Information

Names:
KKR Associates 1996, L.P.
KKR 1996 Fund L.P.
Bristol West Associates LLC
Henry R. Kravis
George R. Roberts

Paul E. Raether
Michael W. Michelson
James H. Greene
Edward A. Gilhuly
Perry Golkin
Scott M. Stuart
Johannes Huth
Alexander Navab

Todd A. Fisher

Address:
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street , Suite 4200
New York, NY 10019

Designated Filer:
KKR 1996 GP, L.L.C.

Issuer & Ticker Symbol:
Bristol West Holdings, Inc. [BRW]

Date of Event Requiring Statement:
2/11/04

The shares of common stock of the Issuer reported on this Form 3 are held of record by Bristol West Associates LLC. As the managing member of Bristol West Associates LLC, KKR 1996 Fund L.P. may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by Bristol West Associates LLC.  As the sole general partner of KKR 1996 Fund L.P., KKR Associates 1996, L.P. may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by Bristol West Associates LLC.  As the sole general partner of KKR Associates 1996, L.P., KKR 1996 GP, L.L.C. also may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by Bristol West Associates LLC.

KKR 1996 GP, L.L.C. is a Delaware limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are the individual Reporting Persons named above. Messrs. Perry Golkin and Todd A. Fisher are directors of the Issuer.  Each of the individual Reporting Persons may be deemed to share beneficial ownership of any shares of common stock of the Issuer that KKR 1996 GP, L.L.C. may be deemed to beneficially own.

Each Reporting Person, other than Bristol West Associates LLC, disclaims beneficial ownership of these securities, except to the extent of his or its pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the Reporting Persons, other than Bristol West Associates LLC, are the beneficial owners of all such equity securities covered by this statement.

Signature of Reporting Persons:

*
KKR Associates 1996, L.P.

*
KKR 1996 Fund L.P.

*
Bristol West Associates LLC

*
Henry R. Kravis

*
George R. Roberts

*
Paul E. Raether

*
Michael W. Michelson

*
James H. Greene

*
Edward A. Gilhuly

*
Perry Golkin

*
Scott M. Stuart

*
Paul E. Raether

*
Johannes Huth

*
Alexander Navab

*
Todd A. Fisher

*By:	Richard Kreider
Richard Kreider, by power of attorney for all Reporting Persons

Date: February 17, 2004